Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES FOURTH QUARTER EARNINGS
•	Earnings improvement over prior year

•	Cash flow exceeds expectations
CLEVELAND (April 28, 2011) — American Greetings Corporation (NYSE: AM) today announced its financial results for both the fiscal fourth quarter and year ended February 28, 2011.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am quite pleased with our overall performance this year. Our business is running well, our financial results exceeded our expectations, and the team had a great performance in an otherwise challenging year. We successfully completed the integrations of Papyrus and Recycled Paper Greetings and have established what we believe to be the industry-leading portfolio of products. Our earnings increased compared to the previous year, enabled by our refined portfolio, good expense management, and changed capital structure. Our cash flow from operating activities minus capital expenditures was $143 million and exceeded our original guidance by 14%. I want to thank our associates around the world for their continued commitment and teamwork.”
For fiscal 2012, the Company expects revenue to grow approximately 5% compared to fiscal 2011, driven equally by organic revenue growth and the acquisition of Watermark Publishing in the United Kingdom. The Company expects cash flow from operating activities to fall within the range of $125 million to $145 million and capital expenditures between $45 million and $50 million, resulting in cash flow from operating activities minus capital expenditures of $80 million to $100 million.
Fourth Quarter Results
For the fourth quarter of fiscal 2011, the Company reported total revenue of $423.3 million, pre-tax income of $36.4 million, and net income of $15.5 million or 37 cents per share (all per-share amounts assume dilution). Several items impacted revenue and income during the quarter. Compared to the prior year, quarterly revenue was $5.0 million lower as a result of the party goods transaction that occurred in the fourth quarter of fiscal 2010. Revenue was $7.1 million lower as a result of scan-based trading conversions that occurred during the quarter. The pre-tax income impact of the scan-based trading conversions was $5.5 million (after-tax $3.4 million, reducing earnings per share by about 8 cents). The Company also recorded severance costs of $4.0 million (after-tax $2.4 million, reducing earnings per share by about 6 cents) and costs associated with the integrations of Papyrus and Recycled Paper Greetings of $0.7 million (after-tax $0.4 million, reducing earnings per share by about 1 cent). These costs were partially offset by a $2.8 million gain associated with a building sale (after-tax $1.7 million, increasing earnings per share by about 4 cents) and $1.3 million of dividend income (after-tax $0.8 million, increasing earnings per share by about 2 cents). Both the building sale and the dividend were reported as other non-operating income. The Company also effectively settled ten years of domestic tax audits which increased income tax expense by $6.9 million (reducing earnings per share by about 17 cents).
For the fourth quarter of fiscal 2010, the Company reported total revenue of $426.4 million, pre-tax income of $31.8 million, and net income of $18.8 million or 46 cents per share. The Company recorded costs of $12.3 million (after-tax $8.6 million, reducing earnings per share by about 21 cents) related to the wind down of its operations in Mexico. Other costs included $19.0 million for the settlement of a lawsuit (after-tax $11.6 million, reducing earnings per share by about 29 cents) and $5.9 million for severance (after-tax $3.6 million, reducing earnings per share by about 9 cents). These costs were partially offset by a $21.2 million net benefit from the party goods transaction (after-tax $12.9 million, increasing earnings per share by about 33 cents). The Company also recognized a $3.3 million gain related to the liquidation of a business in France (the after-tax amount was also about $3.3 million, increasing earnings per share by about 8 cents).
Full Year Results
For the full year fiscal 2011, the Company reported total revenue of $1,592.6 million, pre-tax income of $156.0 million, and net income of $87.0 million or $2.11 per share. Compared to the prior year, revenues were $11.7 million lower as a result of the sale of the retail store operations in the first quarter of fiscal 2010 and $31.2 million lower as a result of the party goods transaction that occurred in the fourth quarter of fiscal 2010. Scan-based trading conversions during the year further reduced revenue by $7.2 million. The pre-tax income impact of the scan-based trading conversions was $5.7 million (after-tax $3.5 million, reducing earnings per share by about 9 cents). The Company also recorded $10.3 million of costs associated with the integrations of Papyrus and Recycled Paper Greetings (after-tax $6.3 million, reducing earnings per share by about 15 cents) and severance costs of $6.9 million (after-tax $4.2 million, reducing earnings per share by about 10 cents). These costs were partially offset by a $3.8 million gain associated with the sales of two buildings (after-tax $2.3 million, increasing earnings per share by about 5 cents) and $1.3 million of dividend income (after-tax $0.8 million, increasing earnings per share by about 2 cents). Both the buildings sales and the dividend were reported as other non-operating income. During fiscal 2011, the Company also effectively settled ten years of domestic tax audits which increased income tax expense by $6.9 million (reducing earnings per share by about 17 cents).
For fiscal 2010, the Company reported total revenue of $1,635.9 million, pre-tax income of $121.0 million, and net income of $81.6 million or $2.03 per share. The Company recorded costs of approximately $18.2 million (after-tax $6.5 million, reducing earnings per share by about 16 cents) related to the wind down of its operations in Mexico. The Company also incurred a $24.0 million charge for the settlement of a lawsuit (after-tax $14.7 million, reducing earnings per share by about 37 cents), severance expense of $9.4 million (after-tax $5.8 million, reducing earnings per share by about 14 cents) and a $28.3 million charge related to the divestiture of our retail business early in the year (after-tax $17.3 million, reducing earnings per share by about 43 cents). These costs were partially offset by a $21.2 million net benefit related to the party goods transaction (after-tax $12.9 million, increasing earnings per share by about 33 cents), a $3.3 million gain related to the liquidation of a business in France (the after-tax amount was also about $3.3 million, increasing earnings per share by about 8 cents) and a $7.9 million benefit associated with a legacy insurance program (after-tax $7.6 million, increasing earnings per share by about 19 cents).
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party

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goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has one of the largest collections of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Executive Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Non-GAAP Measures
Certain after-tax and liquidity amounts included in this earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items (other than cumulative currency translation adjustments, for which a 0% tax rate is applied) and the appropriate rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.
Factors That May Affect Future Results
Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	a weak retail environment and general economic conditions;

•	competitive terms of sale offered to customers;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

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•	consumer acceptance of products as priced and marketed;

•	the impact of technology, including social media, on core product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED FEBRUARY 28, 2011
(In thousands of dollars except share and per share amounts)

		(Unaudited)
	Quarter Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010

Net sales	$412,779	$408,864	$1,560,213	$1,598,292
Other revenue	10,524	17,556	32,355	37,566

Total revenue	423,303	426,420	1,592,568	1,635,858

Material, labor and other production costs	179,465	187,661	682,368	713,075
Selling, distribution and marketing expenses	131,044	134,045	478,227	507,960
Administrative and general expenses	73,526	95,164	260,476	276,031
Other operating income — net	(627)	(26,111)	(3,205)	(310)

Operating income	39,895	35,661	174,702	139,102

Interest expense	6,248	6,322	25,389	26,311
Interest income	(267)	(112)	(853)	(1,676)
Other non-operating income — net	(2,520)	(2,327)	(5,841)	(6,487)

Income before income tax expense	36,434	31,778	156,007	120,954
Income tax expense	20,950	12,982	68,989	39,380

Net income	$15,484	$18,796	$87,018	$81,574

Earnings per share — basic	$0.39	$0.48	$2.18	$2.07

Earnings per share — assuming dilution	$0.37	$0.46	$2.11	$2.03

Average number of common shares outstanding	40,194,003	39,463,368	39,982,784	39,467,811

Average number of common shares outstanding — assuming dilution	41,479,079	40,445,332	41,244,903	40,159,651

Dividends declared per share	$0.14	$0.12	$0.56	$0.36

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDED FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	February 28,	February 28,
	2011	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$215,838	$137,949
Trade accounts receivable, net	119,779	135,758
Inventories	179,730	163,956
Deferred and refundable income taxes	50,051	78,433
Assets held for sale	7,154	15,147
Prepaid expenses and other	128,372	148,048

Total current assets	700,924	679,291

GOODWILL	28,903	31,106
OTHER ASSETS	436,137	428,161
DEFERRED AND REFUNDABLE INCOME TAXES	124,789	148,210

Property, plant and equipment — at cost	849,552	836,245
Less accumulated depreciation	607,903	593,362

PROPERTY, PLANT AND EQUIPMENT — NET	241,649	242,883

	$1,532,402	$1,529,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$—	$1,000
Accounts payable	87,105	95,434
Accrued liabilities	69,824	78,245
Accrued compensation and benefits	72,379	85,092
Income taxes payable	10,951	13,901
Other current liabilities	102,286	94,915

Total current liabilities	342,545	368,587

LONG-TERM DEBT	232,688	328,723
OTHER LIABILITIES	176,522	168,098
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	31,736	28,179

SHAREHOLDERS’ EQUITY
Common shares — Class A	37,470	36,257
Common shares — Class B	2,937	3,223
Capital in excess of par value	492,048	461,076
Treasury stock	(952,206)	(946,724)
Accumulated other comprehensive loss	(2,346)	(29,815)
Retained earnings	1,171,008	1,112,047

Total shareholders’ equity	748,911	636,064

	$1,532,402	$1,529,651

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDED FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Year Ended
	February 28,	February 28,
	2011	2010

OPERATING ACTIVITIES:
Net income	$87,018	$81,574
Adjustments to reconcile net income to cash flows from operating activities:
Stock-based compensation	13,017	5,870
Net gain on dispositions	(254)	(6,507)
Net (gain) loss on disposal of fixed assets	(3,463)	59
Depreciation and intangible assets amortization	41,048	45,165
Deferred income taxes	28,642	25,268
Fixed asset impairments	119	13,005
Other non-cash charges	3,663	12,419
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	15,296	(56,105)
Inventories	(13,097)	14,923
Other current assets	(1,922)	16,936
Income taxes	19,947	18,863
Deferred costs — net	14,262	18,405
Accounts payable and other liabilities	(31,015)	(633)
Other — net	6,538	8,248

Total Cash Flows From Operating Activities	179,799	197,490

INVESTING ACTIVITIES:
Property, plant and equipment additions	(36,346)	(26,550)
Cash payments for business acquisitions, net of cash acquired	(500)	(19,300)
Proceeds from sale of fixed assets	14,242	1,124
Proceeds from escrow related to party goods transaction	25,151	—
Other — net	5,663	4,713

Total Cash Flows From Investing Activities	8,210	(40,013)

FINANCING ACTIVITIES:
Net decrease in long-term debt	(98,250)	(62,350)
Net decrease in short-term debt	(1,000)	—
Sale of stock under benefit plans	16,620	6,557
Excess tax benefit from share-based payment awards	4,512	148
Purchase of treasury shares	(13,521)	(11,848)
Dividends to shareholders	(22,354)	(19,049)
Debt issuance costs	(3,199)	—

Total Cash Flows From Financing Activities	(117,192)	(86,542)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,072	6,798

INCREASE IN CASH AND CASH EQUIVALENTS	77,889	77,733

Cash and Cash Equivalents at Beginning of Year	137,949	60,216

Cash and Cash Equivalents at End of Year	$215,838	$137,949

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDED FEBRUARY 28, 2011
(In thousands of dollars)

		(Unaudited)
	Quarter Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2011	2010	2011	2010
Total Revenue:
North American Social Expression Products	$307,935	$311,056	$1,173,599	$1,231,624
Intersegment items	—	—	—	(5,104)
Exchange rate adjustment	5,560	3,485	17,884	8,659

Net	313,495	314,541	1,191,483	1,235,179

International Social Expression Products	66,143	65,413	256,507	250,026
Exchange rate adjustment	3,157	2,409	5,205	4,006

Net	69,300	67,822	261,712	254,032

Retail Operations	—	—	—	11,727
Exchange rate adjustment	—	—	—	112

Net	—	—	—	11,839

AG Interactive	22,247	23,577	78,407	80,320
Exchange rate adjustment	5	50	(201)	126

Net	22,252	23,627	78,206	80,446

Non-reportable segments	18,256	20,429	61,167	53,975

Unallocated	—	1	—	387

	$423,303	$426,420	$1,592,568	$1,635,858

Segment Earnings (Loss):
North American Social Expression Products	$54,157	$68,684	$210,154	$236,125
Intersegment items	—	—	—	(3,511)
Exchange rate adjustment	2,509	1,482	8,170	3,800

Net	56,666	70,166	218,324	236,414

International Social Expression Products	5,340	4,466	19,536	16,693
Exchange rate adjustment	91	168	36	153

Net	5,431	4,634	19,572	16,846

Retail Operations	—	—	—	(34,830)
Exchange rate adjustment	—	—	—	(285)

Net	—	—	—	(35,115)

AG Interactive	3,550	6,110	14,103	11,319
Exchange rate adjustment	48	93	(112)	100

Net	3,598	6,203	13,991	11,419

Non-reportable segments	2,570	5,762	9,477	7,634

Unallocated	(32,335)	(54,926)	(106,259)	(116,476)
Exchange rate adjustment	504	(61)	902	232

Net	(31,831)	(54,987)	(105,357)	(116,244)

	$36,434	$31,778	$156,007	$120,954